Exhibit 99.1

PRESS RELEASE

For release:	August 7, 2019

Contact:	Media Stephen W. Ries Senior Corporate Counsel (610) 668-3270 sries@global-indemnity.com

Global Indemnity Limited Reports Second Quarter 2019 Financial Results

George Town, Cayman Islands (August 7, 2019) – Global Indemnity Limited (NASDAQ:GBLI) today reported net income for the six months ended June 30, 2019 of $34.3 million or $2.39 per share, an increase of $21.4 million or 165.7%, compared to the same period in 2018. Gross Premiums Written increased by 13.6% to $321.5 million for the six months ended June 30, 2019, compared to $283.1 million for the same period in 2018. The combined ratio for the first six months of 2019 was 91.4%, a 2.1 point improvement over the same period in 2018 and total investment return was 5.1%. Book value per share increased by 10.2% (net of Company dividends of $0.50 per share to shareholders) during the six months, from $44.21 per share at December 31, 2018 to $48.70 per share at June 30, 2019.

Selected Operating and Balance Sheet Information

(Dollars in millions, except per share data)

	For the Six Months Ended June 30,			As of June 30, 2019	As of December 31, 2018
	2019	2018
Gross Premiums Written	$321.5	$283.1	Book value per share(1)	$48.70	$44.21
Net Premiums Written	$282.5	$244.3	Shareholders’ equity	$694.5	$629.1
			Cash and invested assets (2)	$1,556.1	$1,510.2
Net income	$34.3	$12.9
Net income per share	$2.39	$0.90	(1) Net of cumulative Company dividends to shareholders totaling $1.50 per share and $1.00 per share as of June 30, 2019 and December 31, 2018, respectively
Combined ratio analysis:			(2) Including receivable/(payable) for securities sold/(purchased)
Loss ratio	51.3%	51.8%
Expense ratio	40.1%	41.7%

Combined ratio	91.4%	93.5%

About Global Indemnity Limited and its subsidiaries

Global Indemnity Limited (NASDAQ:GBLI), through its several direct and indirect wholly owned subsidiary insurance and reinsurance companies, provides both admitted and non-admitted specialty property and specialty casualty insurance coverages and individual policyholder coverages in the United States, as well as reinsurance worldwide. Global Indemnity Limited’s four primary segments are:

•	United States Based Commercial Specialty

•	United States Based Specialty Property

•	United States Based Farm, Ranch, & Stable

•	Bermuda Based Reinsurance

The Company’s Commercial Specialty segment was formerly known as Commercial Lines. During the 1st quarter of 2019, the Company re-evaluated its Personal Lines segment and determined that Personal Lines should be bifurcated into two reportable segments: Specialty Property and Farm, Ranch, & Stable.

For more information, visit the Global Indemnity Limited’s website at http://www.globalindemnity.ky.

Forward-Looking Information

The forward-looking statements contained in this press release [1] do not address a number of risks and uncertainties. Investors are cautioned that Global Indemnity’s actual results may be materially different from the estimates expressed in, or implied, or projected by, the forward looking statements. These statements are based on estimates and information available to us at the time of this press release. All forward-looking statements in this press release are based on information available to Global Indemnity as of the date hereof. Please see Global Indemnity’s filings with the Securities and Exchange Commission for a discussion of risks and uncertainties which could impact the company and for a more detailed explication regarding forward-looking statements. Global Indemnity does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

[1] Disseminated pursuant to the “safe harbor” provisions of Section 21E of the Security Exchange Act of 1934.

Global Indemnity Limited’s Combined Ratio for the Six Months Ended June 30, 2019 and 2018

For the six months ended June 30, 2019, the Company recorded a combined ratio of 91.4% (Loss Ratio 51.3% and Expense Ratio 40.1%) compared to 93.5% (Loss Ratio 51.8% and Expense Ratio 41.7%) for the six months ended June 30, 2018.

•	The current accident year property loss ratio improved by 1.7 points to 57.6% in 2019 from 59.3% in 2018 primarily due to lower claims frequency and severity in the U.S. Insurance Operations.

•	The current accident year casualty loss ratio was 58.0% compared to 57.5% in 2018.

Calendar year results for the six months ended June 30, 2019 include $16.1 million in favorable loss development mainly from the U.S. Insurance Operations.

Global Indemnity Limited’s Gross and Net Premiums Written Results by Segment for the Six Months Ended June 30, 2019 and 2018

	Six Months Ended June 30,
	Gross Premiums Written			Net Premiums Written
	2019	2018	% Change	2019	2018	% Change
Commercial Specialty	$141,292	$123,746	14.2%	$122,277	$109,656	11.5%
Specialty Property	86,160	88,374	(2.5%)	73,040	69,519	5.1%
Farm, Ranch, & Stable	44,462	40,336	10.2%	37,567	34,543	8.8%
Reinsurance	49,608	30,608	62.1%	49,601	30,606	62.1%

Total	$321,522	$283,064	13.6%	$282,485	$244,324	15.6%

Commercial Specialty Operations: Gross premiums written and net premiums written increased 14.2% and 11.5%, respectively, for the six months ended June 30, 2019 as compared to the same period in 2018. This increase is primarily driven by new programs and increases in excess & surplus lines submissions.

Specialty Property Operations: Gross premiums written decreased by 2.5% and net premiums written increased by 5.1% for the six months ended June 30, 2019 as compared to the same period in 2018. The decrease in gross premiums written was primarily due to a continued reduction of catastrophe exposed business. As a result of reducing its catastrophe exposure, Specialty Property ceded less premiums to reinsurers, which contributed to the growth in net premiums written.

Farm, Ranch, & Stable Operations: Gross premiums written increased by 10.2% and net premiums written increased by 8.8% for the six months ended June 30, 2019 as compared to the same period in 2018. The increase in gross and net premiums written was primarily due to an increase in pricing as well as new agent appointments.

Reinsurance Operations: Gross premiums written and net premiums written both increased 62.1% for the six months ended June 30, 2019, as compared to the same period in 2018, mainly due to entering a new casualty treaty during 2019 and rate increases within the property catastrophe line of business.

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Note: Tables Follow

GLOBAL INDEMNITY LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Dollars and shares in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Gross premiums written	$179,321	$158,817	$321,522	$283,064

Net premiums written	$159,069	$136,454	$282,485	$244,324

Net premiums earned	$128,201	$113,917	$250,290	$221,919
Net investment income	13,826	10,954	21,045	22,358
Net realized investment gains	3,590	2,830	13,980	2,514
Other income	522	324	1,010	878

Total revenues	146,139	128,025	286,325	247,669

Net losses and loss adjustment expenses (1)	70,075	58,861	128,396	114,933
Acquisition costs and other underwriting expenses	50,534	47,513	100,277	92,516
Corporate and other operating expenses	4,639	10,918	7,844	20,178
Interest expense	5,042	4,940	10,065	9,801

Income before income taxes	15,849	5,793	39,743	10,241
Income tax expense (benefit)	1,186	(1,399)	5,480	(2,652)

Net income	$14,663	$7,192	$34,263	$12,893

Weighted average shares outstanding–basic	14,187	14,092	14,171	14,074

Weighted average shares outstanding–diluted	14,331	14,335	14,325	14,308

Net income per share – basic	$1.03	$0.51	$2.42	$0.92

Net income per share – diluted	$1.02	$0.50	$2.39	$0.90

Cash dividends declared per share	$0.25	$0.25	$0.50	$0.50

Combined ratio analysis: (2)
Loss ratio	54.6	51.7	51.3	51.8
Expense ratio	39.4	41.7	40.1	41.7

Combined ratio	94.0	93.4	91.4	93.5

(1)

Includes loss reductions related to prior years of $8.2 million and $9.6 million for the three months ended June 30, 2019 and 2018, respectively and $16.1 million and $15.5 million for the six months ended June 30, 2019 and 2018, respectively.

(2)

The loss ratio, expense ratio and combined ratio are GAAP financial measures that are generally viewed in the insurance industry as indicators of underwriting profitability. The loss ratio is the ratio of net losses and loss adjustment expenses to net premiums earned. The expense ratio is the ratio of acquisition costs and other underwriting expenses to net premiums earned. The combined ratio is the sum of the loss and expense ratios.

GLOBAL INDEMNITY LIMITED

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	(Unaudited) June 30, 2019	December 31, 2018
ASSETS
Fixed Maturities:
Available for sale securities, at fair value (amortized cost: 2019 – $1,175,646 and 2018 – $1,257,830)	$1,196,276	$1,235,155
Equity securities, at fair value	262,029	124,747
Other invested assets	51,472	50,753

Total investments	1,509,777	1,410,655

Cash and cash equivalents	56,215	99,497
Premiums receivable, net	120,649	87,679
Reinsurance receivables, net	66,398	114,418
Funds held by ceding insurers	41,588	49,206
Federal income taxes receivable	11,134	10,866
Receivable for securities sold	—	15
Deferred federal income taxes	37,425	48,589
Deferred acquisition costs	69,047	61,676
Intangible assets	21,755	22,020
Goodwill	6,521	6,521
Prepaid reinsurance premiums	19,244	20,594
Other assets	55,719	28,530

Total assets	$2,015,472	$1,960,266

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Unpaid losses and loss adjustment expenses	$608,773	$680,031
Unearned premiums	312,758	281,912
Ceded balances payable	17,459	14,994
Payables for securities purchased	9,849	—
Contingent commissions	8,103	10,636
Debt	292,106	288,565
Other liabilities	71,912	55,069

Total liabilities	1,320,960	1,331,207

Shareholders’ equity:
Ordinary shares, $0.0001 par value, 900,000,000 ordinary shares authorized; A ordinary shares issued: 10,239,520 and 10,171,954, respectively; A ordinary shares outstanding: 10,129,071 and 10,095,312, respectively; B ordinary shares issued and outstanding: 4,133,366 and 4,133,366, respectively	2	2
Additional paid-in capital (1)	439,707	438,182
Accumulated other comprehensive income (loss), net of taxes	16,542	(21,231)
Retained earnings (1)	242,234	215,132
A ordinary shares in treasury, at cost: 110,449 and 76,642 shares, respectively	(3,973)	(3,026)

Total shareholders’ equity	694,512	629,059

Total liabilities and shareholders’ equity	$2,015,472	$1,960,266

(1)

Since the Company’s initial public offering in 2003, the Company repurchased 20.2 million shares for a total of $488 million. These share repurchases are reflected by a $488 million reduction of the Company’s additional paid-in capital and retained earnings as of June 30, 2019 and December 31, 2018. Retained earnings are also net of $21 million and $14 million of cumulative historic Company dividends to shareholders as of June 30, 2019 and December 31, 2018, respectively.

GLOBAL INDEMNITY LIMITED

SELECTED INVESTMENT DATA

(Dollars in millions)

	Market Value as of
	(Unaudited) June 30, 2019	December 31, 2018
Fixed maturities	$1,196.3	$1,235.2
Cash and cash equivalents	56.2	99.5

Total bonds and cash and cash equivalents	1,252.5	1,334.7
Equities and other invested assets	313.5	175.5

Total cash and invested assets, gross	1,566.0	1,510.2
Payable for securities purchased	(9.9)	—

Total cash and invested assets, net	$1,556.1	$1,510.2

	Total Investment Return (1)
	For the Three Months Ended June 30, (unaudited)		For the Six Months Ended June 30, (unaudited)
	2019	2018	2019	2018
Net investment income	$13.8	$11.0	$21.0	$22.4

Net realized investment gains	3.6	2.8	14.0	2.5
Net unrealized investment gains	17.1	(6.6)	43.4	(24.3)

Net realized and unrealized investment gains	20.7	(3.8)	57.4	(21.8)

Total net investment income and gains	$34.5	$7.2	$78.4	$0.6

Average total cash and invested assets	$1,537.3	$1,546.8	$1,533.2	$1,543.6

Total investment return %	2.2%	0.5%	5.1%	0.0%

(1)	Amounts in this table are shown on a pre-tax basis.